UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 9, 2004

TERRA INDUSTRIES INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Maryland	1-8520	52-1145429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Terra Centre

600 Fourth Street, P.O. Box 6000

Sioux City, Iowa 51102-6000

(712) 277-1340

(Address of Principal Executive Offices, including Zip Code)

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events.

On August 9, 2004, Terra Industries Inc. announced that it had executed an agreement to acquire Mississippi Chemical Corporation.

Item 7. Exhibits

99.1	August 9, 2004 Press Release

99.2	Stock Purchase Agreement by and among Mississippi Chemical Corporation, MissChem Acquisition Inc. and Terra Industries Inc. dated August 6, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TERRA INDUSTRIES INC.

/s/ Mark A. Kalafut
Mark A. Kalafut
Vice President, General Counsel and
Corporate Secretary

Date: August 9, 2004